UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

ACREAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-56021

British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

366 MADISON AVENUE, 11TH FLOOR NEW YORK, NEW YORK, 10017, UNITED STATES
(Address of principal executive offices, including zip code)

(646) 600-9181
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares Class D subordinate voting shares	ACRG.A.U ACRG.B.U	OTC Markets Group Inc. OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to the Arrangement Agreement

As previously disclosed, Acreage Holdings, Inc. (“Acreage”) and Canopy Growth Corporation (“Canopy Growth”) are parties to an arrangement agreement dated April 18, 2019, as amended on May 15, 2019 (the “Existing Arrangement Agreement”). In accordance with the Existing Arrangement Agreement, on June 27, 2019, Acreage implemented a plan of arrangement (the “Prior Plan of Arrangement”) pursuant to which, among other things, Acreage’s articles were amended. As a result of the amendments to Acreage’s articles, upon the occurrence or waiver (at the discretion of Canopy Growth) of the Triggering Event (as defined below) and the satisfaction or waiver of certain closing conditions set out in the Existing Arrangement Agreement, Canopy Growth was to acquire all of Acreage’s issued and outstanding Class A subordinate voting shares (the “Existing SVS”), following the conversion of all other outstanding Acreage shares to Existing SVS, on the basis of 0.5818 of a common share of Canopy Growth (each whole share, a “Canopy Growth Share”) for each Existing SVS, subject to adjustment in accordance with the terms of the Existing Arrangement Agreement. The Prior Plan of Arrangement was implemented by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia) (the “BCBCA”) following approval by the shareholders of Canopy Growth and Acreage on June 19, 2019. “Triggering Event” means the amendment of federal laws in the United States to permit the general cultivation, distribution and possession of marijuana or to remove the regulation of such activities from the federal laws of the United States.

In addition, as previously disclosed, on June 24, 2020, Acreage entered into a proposal agreement (the “Proposal Agreement”) with Canopy Growth, which set out, among other things, the terms and conditions upon which the parties were proposing to amend the Existing Arrangement Agreement, amend and restate the Prior Plan of Arrangement (the “Amended Plan of Arrangement”) and implement the Amended Plan of Arrangement pursuant to the BCBCA (the “Amended Arrangement”). The effectiveness of the amendment to the Existing Arrangement Agreement and the implementation of the Amended Plan of Arrangement was subject to the conditions set out in the Proposal Agreement, which included, among others, approval by: (i) the Supreme Court of British Columbia at a hearing upon the procedural and substantive fairness of the terms and conditions of the Amended Arrangement; and (ii) the shareholders of Acreage as required by applicable corporate and securities laws.

Following the satisfaction of various conditions set forth in the Proposal Agreement, on September 23, 2020, Acreage and Canopy Growth entered into the Amending Agreement (and together with the Existing Arrangement Agreement, the “Arrangement Agreement”) and implemented the Amended Arrangement effective at 12:01 a.m. (Vancouver time) (the “Amendment Time”) on September 23, 2020 (the “Amendment Date”). Pursuant to the Amended Plan of Arrangement, Canopy Growth made a cash payment of US$37,500,024 to be delivered to Acreage’s shareholders and certain holders of securities convertible or exchangeable into shares of Acreage. Acreage also completed a capital reorganization (the “Capital Reorganization”) effective as of the Amendment Time whereby: (i) each Existing SVS was exchanged for 0.7 of a Class E subordinate voting share (each whole share, a “Fixed Share”) and 0.3 of a Class D subordinate voting share (each whole share, a “Floating Share”); (ii) each issued and outstanding Class B proportionate voting share of Acreage was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each issued and outstanding Class C multiple voting share of Acreage was exchanged for 0.7 of a Class F multiple voting share (each whole share, a “Fixed Multiple Share”) and 0.3 of a Floating Share.

At the Amendment Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each option, restricted share unit, compensation option and warrant to acquire Existing SVS that was outstanding immediately prior to the Amendment Time, was exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Fixed Shares (a “Fixed Share Replacement Security”) and a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Floating Shares (a “Floating Share Replacement Security”) in order to account for the Capital Reorganization.

Pursuant to the Amended Plan of Arrangement, upon the occurrence or waiver (at the discretion of Canopy Growth) of the Triggering Event (the “Triggering Event Date”), Canopy Growth will, subject to the satisfaction or waiver of certain closing conditions set out in the Arrangement Agreement: (i) acquire all of the issued and outstanding Fixed Shares (following the mandatory conversion of the Fixed Multiple Shares into Fixed Shares) on the basis of 0.3048 of a Canopy Growth Share (the “Exchange Ratio”) for each Fixed Share held at the time of the acquisition of the Fixed Shares (the “Acquisition Time”), subject to adjustment in accordance with the terms of the Amended Plan of Arrangement (the “Canopy Call Option”); and (ii) have the right (but not the obligation) (the “Floating Call Option”), exercisable for a period of 30 days following the Triggering Event Date to acquire all of the issued and outstanding Floating Shares at a price to be determined based upon the fair market value of the Floating Shares relative to the Canopy Growth Shares on the Triggering Event Date, subject to (a) a minimum price of US$6.41; and (b) adjustment in accordance with the terms of the Amended Plan of Arrangement (the “Floating Ratio”), to be payable, at the option of Canopy Growth, in cash or Canopy Growth Shares. The closing of the acquisition of the Floating Shares pursuant to the Floating Call Option, if exercised, will take place concurrently with the closing of the acquisition of the Fixed Shares pursuant to the Canopy Call Option, if exercised. The Canopy Call Option and the Floating Call Option will expire 10 years from the Amendment Time.

At the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Fixed Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Growth Shares as is equal to: (i) the number of Fixed Shares that were issuable upon exercise of such Fixed Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Exchange Ratio in effect immediately prior to the Acquisition Time (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).

In the event that the Floating Call Option is exercised and Canopy Growth acquires the Floating Shares at the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Floating Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Growth Shares as is equal to: (i) the number of Floating Shares that were issuable upon exercise of such Floating Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Floating Ratio (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).

In the event that the Floating Call Option is exercised and Canopy Growth acquires the Floating Shares at the Acquisition Time, Acreage will be a wholly-owned subsidiary of Canopy Growth.

The Amending Agreement also provides for, among other things, amendments to the definition of Purchaser Approved Share Threshold (as defined in the Arrangement Agreement) to change the number of shares of Acreage available to be issued by Acreage without an adjustment in the Exchange Ratio such that Acreage may issue a maximum of 32,700,000 shares (or convertible securities in proportion to the foregoing), which will include (i) 3,700,000 Floating Shares which are to be issued solely in connection with the exercise of stock options granted to Acreage management (the “Option Shares”); (ii) 8,700,000 Floating Shares other than the Option Shares; and (iii) 20,300,000 Fixed Shares. Notwithstanding the foregoing, the Amending Agreement provides that Acreage may not issue any equity securities, without Canopy Growth’s prior consent, other than: (i) upon the exercise or conversion of convertible securities outstanding as of the Amendment Date; (ii) contractual commitments existing as of the Amendment Date; (iii) the Option Shares; (iv) the issuance of up to US$3,000,000 worth of Fixed Shares pursuant to an at-the-market offering to be completed no more than four times during any one-year period; (v) the issuance of up to 500,000 Fixed Shares in connection with debt financing transactions that are otherwise in compliance with the terms of the Arrangement Agreement, as amended by the Amending Agreement; or (vi) pursuant to one private placement or public offering of securities during any one-year period for aggregate gross proceeds of up to US$20,000,000, subject to specific limitations as set out in the Amending Agreement.

In addition, the Amending Agreement provides for, among other things: (i) various Canopy Growth rights that extend beyond the Acquisition Date and continue until Canopy Growth ceases to hold at least 35% of the issued and outstanding Acreage shares (such date being the “End Date”), including, among others, rights to nominate a majority of Acreage’s Board of Directors (the “Acreage Board”) following the Acquisition Time, restrictions on Acreage’s ability to incur certain indebtedness without Canopy Growth’s consent; (ii) restrictive covenants in respect of the business conduct in favor of Canopy Growth; (iii) termination of non-competition and exclusivity rights granted to Acreage by Canopy Growth in the Arrangement Agreement in the event that Acreage does not meet certain specified financial targets on an annual basis during the term of the Canopy Call Option as further described below; (iv) implementation of further restrictions on Acreage’s ability to operate its business, including its ability to hire certain employees or make certain payments or incur any non-trade-payable debt without Canopy Growth’s consent in the event that Acreage does not meet certain specified financial targets on a quarterly basis during the term of the Canopy Call Option as further described below; and (v) termination of the Arrangement Agreement and Canopy Growth’s obligation to complete the acquisition of the Fixed Shares pursuant to the Canopy Call Option in the event that Acreage does not meet certain specified financial targets in the trailing 12 month period as further described below. Each of the financial targets referred to above is specified in the Amending Agreement and related to the performance of Acreage relative to a business plan for Acreage for each fiscal year ended December 31, 2020 through December 31, 2029 set forth in the Proposal Agreement (the “Initial Business Plan”).

The Amending Agreement precludes Acreage from entering into any contract in respect of Company Debt (as defined in the Arrangement Agreement) if, among other restrictions: (i) such contract would be materially inconsistent with market standards for companies operating in the United States cannabis industry; (ii) such contract prohibits a prepayment of the principal amount of such Company Debt, requires a make-whole payment for the interest owing during the remainder of the term of such contract or charges a prepayment fee in an amount greater than 3.0% of the principal amount to be repaid; (iii) such contract would provide for interest payments to be paid through the issuance of securities as opposed to cash; or (iv) such contract has a principal amount of more than US$10,000,000 or a Cost of Capital (as defined in the Amending Agreement) that is greater than 30.0% per annum; provided that, if such Company Debt is fully secured by cash in a blocked account, the Cost of Capital may not be greater than 3.0% per annum. Notwithstanding the foregoing, Canopy Growth’s consent will not be required for Acreage or any of its subsidiaries to enter into a maximum of two transactions for Company Debt during any one-year period, in accordance with the following terms: (i) the principal amount of the Company Debt per transaction may not exceed US$10,000,000, (ii) the Company Debt is not convertible into any securities; and (iii) the contract does not provide for the issuance of more than 500,000 Acreage shares (or securities convertible into or exchangeable for 500,000 Acreage shares).

The Amending Agreement also provides for certain financial reporting obligations and that Acreage may not nominate or appoint any new director or appoint any new officer that does not meet certain specified criteria. The Amending Agreement also requires Acreage to submit a business plan to Canopy Growth on a quarterly basis that complies with certain specified criteria, including the Initial Business Plan. In the event that Acreage has not satisfied: (i) 90% of the minimum revenue and earnings targets set forth in the Initial Business Plan measured on a quarterly basis, certain additional restrictive covenants will become operative as austerity measures for Acreage’s business; (ii) 80% of the minimum revenue and earnings targets set forth in the Initial Business Plan, as determined on an annual basis, certain restrictive covenants applicable to Canopy Growth under the Arrangement Agreement will cease to apply in order to permit Canopy Growth to acquire, or conditionally acquire, a competitor of Acreage in the United States should it wish to do so; and (iii) 60% of the minimum revenue and earnings targets set forth in the Initial Business Plan for the trailing 12 month period ending on the date that is 30 days prior to the proposed Acquisition Time, a material adverse impact will be deemed to have occurred for purposes of Section 6.2(2)(h) of the Arrangement Agreement and Canopy Growth will not be required to complete the acquisition of the Fixed Shares pursuant to the Canopy Call Option.

The Amending Agreement also requires Acreage to limit its operations to the Identified States (as defined in the Amending Agreement). In connection with the execution of the Proposal Agreement, Acreage was provided with consent from Canopy Growth to divest of all assets outside of the Identified States (the “Non-Core Divestitures”).

In addition, the Amending Agreement includes certain covenants that will apply following the Acquisition Time until the earlier of the date on which the Floating Shares are acquired by Canopy Growth or the End Date. Such covenants include, among others, pre-emptive rights and top-up rights in favor of Canopy Growth, restrictions on M&A activities, approval rights for Acreage’s quarterly business plan, nomination rights for a majority of the directors on the Acreage Board and certain audit and inspection rights.

The foregoing summary of the Amending Agreement and the Amended Plan of Arrangement attached as a schedule thereto and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Amending Agreement and the Amended Plan of Arrangement attached as a schedule thereto and is qualified in its entirety by reference to the Amending Agreement and the Amended Plan of Arrangement attached as a schedule thereto.

Debenture

In connection with the implementation of the Amended Arrangement, pursuant to a secured debenture dated September 23, 2020 (the “Debenture”) issued by Universal Hemp, LLC, an affiliate of Acreage that operates solely in the hemp industry in full compliance with all applicable laws (the “Borrower”), to 11065220 Canada Inc., an affiliate of Canopy Growth (the “Lender”), the Lender agreed to provide a loan of up to US$100,000,000 (the “Loan”), US$50,000,000 of which was advanced on the Amendment Date (the “Initial Advance”), and US$50,000,000 of the Loan will be advanced in the event that the following conditions, among others, are satisfied: (a) the Borrower’s EBITDA (as defined in the Debenture) for any 90 day period is greater than or equal to 2.0 times the interest costs associated with the Initial Advance; and (b) the Borrower’s business plan for the 12 months following the applicable 90 day period supports an Interest Coverage Ratio (as defined in the Debenture) of at least 2.00:1.

The principal amount of the Loan will bear interest from the date of advance, compounded annually, and be payable on each anniversary of the date of the Debenture in cash in U.S. dollars at a rate of 6.1% per annum. The Loan will mature 10 years from the date of the Initial Advance.

The Loan must be used exclusively for U.S. hemp-related operations and on the express condition that such amount will not be used, directly or indirectly, in connection with or for the operation or benefit of any of the Borrower’s affiliates other than subsidiaries of the Borrower exclusively engaged in U.S. hemp-related operations and not directly or indirectly, towards the operation or funding of any activities that are not permissible under applicable law. The Loan proceeds must be segregated in a distinct bank account and detailed records of debits to such distinct bank account will be maintained by the Borrower.

No payment due and payable to the Lender by the Borrower pursuant to the Debenture may be made using funds directly or indirectly derived from any cannabis or cannabis-related operations in the United States, unless and until the Triggering Event Date.

The Debenture includes usual and typical events of default for a financing of this nature, including, without limitation, if: (i) Acreage is in breach or default of any representation or warranty in any material respect pursuant to the Arrangement Agreement; (ii) the Non-Core Divestitures are not completed within 18 months from the Amendment Date; and (iii) Acreage fails to perform or comply with any covenant or obligation in the Arrangement Agreement which is not remedied within 30 days after written notice is given to the Borrower by the Lender. The Debenture also includes customary representations and warranties, positive covenants and negative covenants of the Borrower.

The foregoing summary of the Debenture does not purport to be a complete description of all the parties’ rights and obligations under the Debenture and is qualified in its entirety by reference to the Debenture.

Credit Agreement Amendment

In connection with, and as a condition to the implementation of, the Amended Arrangement, the credit agreement dated March 6, 2020 among Acreage Finance Delaware, LLC, as borrower, and Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC and Thames Valley Apothecary, LLC, as guarantors, and IP Investment Company, LLC, as lender, administrative agent and collateral agent (the “Original Credit Agreement”) was amended in accordance with an amendment to the Original Credit Agreement among the parties thereto dated the Amendment Date (the “Credit Agreement Amendment”, and together with the Original Credit Agreement, the “Credit Agreement”). The Credit Agreement Amendment provides that: (i) with respect to US$21,000,000 of the principal amount advanced pursuant to the Original Credit Agreement (the “Mr. Murphy Amount”), effective as of the Amendment Time, the Original Credit Agreement was amended to (a)  remove any entitlement to “Interest Shares” (as defined in the Original Credit Agreement) in respect of this amount, (b) provide for an interest rate of 12% per annum payable in cash, (c) amend Section 9.3 of the Original Credit Agreement to amend the obligation of Acreage Finance Delaware, LLC to cause Acreage to sell up to 8,800,000 Existing SVS to repay the amount outstanding such that the obligation was reduced to cause the issuance of up to 2,000,000 Fixed Shares, and (ii) with respect to US$1,000,000 of the principal amount advanced pursuant to the Original Credit Agreement, the lender is entitled to (a) 16,799 Fixed Shares and 7,199 Floating Shares, (b) upon maturity of the Original Credit Agreement, a return of US$1,100,000 and (c) otherwise be treated in accordance with the current terms of the Original Credit Agreement.

Kevin Murphy, the Chair of the Acreage Board, has an economic interest in the Mr. Murphy Amount through a loan of US$21,000,000 made from Mr. Murphy to the lender under the Original Credit Agreement, which funds were subsequently loaned to the borrower under the Original Credit Agreement. While Mr. Murphy’s entitlements arising indirectly pursuant to the Original Credit Agreement were reduced as a condition to the implementation of the Amended Arrangement, the terms of the Amending Agreement and the Amended Plan of Arrangement increase the likelihood that the amount outstanding under the Original Credit Agreement will be repaid. This constitutes a benefit for Mr. Murphy.

Given Mr. Murphy’s economic interest in the Mr. Murphy Amount, the transactions contemplated by the Credit Agreement Amendment constitute a “related party transaction” within the meaning of Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”). Acreage has relied on exemptions from the formal valuation and minority shareholder approval requirements of MI 61-101 contained in sections 5.5(a) and 5.7(1)(a) of MI 61-101, given that neither the fair market value (as determined under MI 61-101) of the subject matter of, nor the fair market value of the consideration for, the transaction, insofar as it involved the related parties (being Mr. Murphy), exceeded 25% of Acreage’s market capitalization (as determined under MI 61-101).

The foregoing summary of the Credit Agreement Amendment does not purport to be a complete description of all the parties’ rights and obligations under the Credit Agreement Amendment and is qualified in its entirety by reference to the Credit Agreement Amendment.

Supplemental Warrant Indenture

In connection with the Amended Arrangement, Acreage and Odyssey Trust Company (the “Warrant Agent”) entered into a supplental indenture, dated as of the Amendment Date (the “Supplemental Indenture”) to amend the warrant indenture dated February 10, 2020 (the “Warrant Indenture”) between Acreage and the Warrant Agent to, among other things, reflect the Capital Reorganization and certain amendments to the warrants issued pursuant to the Warrant Indenture. The Warrant Indenture provided for the issuance of up to 10,141,987 Existing SVS purchase warrants (each, a “Warrant”), each of which when originally issued was exercisable to acquire one Existing SVS at an exercise price of US$5.80 per Existing SVS at any time prior to 4:00 p.m. on February 10, 2025. As previously disclosed, Acreage modified the exercise price of the Warrants to US$4.00 per Existing SVS immediately prior to the Amended Arrangement becoming effective. In accordance with the Supplemental Indenture, each outstanding Warrant  at the Amendment Time, of which there were 6,085,192, was exchanged for: (i) 0.7 of a Fixed Share purchase warrant, each whole Fixed Share purchase warrant (each, a “Fixed Warrant”) exercisable to purchase one Fixed Share; and (ii) 0.3 of a Floating Share purchase warrant, each whole Floating Share purchase warrant (each, a “Floating Warrant”) exercisable to purchase one Floating Share. Upon completion of the Amended Arrangement, there were 4,259,634 Fixed Warrants and 1,825,557 Floating Warrants outstanding, each having an exercise price of US$4.00.

The foregoing summary of the Supplemental Indenture does not purport to be a complete description of all the parties’ rights and obligations under the Supplemental Indenture and is qualified in its entirety by reference to the Supplemental Indenture.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1*	Second Amendment to the Arrangement Agreement, dated as of September 23, 2020, by and between Canopy Growth Corporation and Acreage Holdings, Inc.

10.2*	Debenture, dated as of September 23, 2020, issued by Universal Hemp, LLC to 11065220 Canada Inc.

10.3*	Amendment to Credit Agreement, dated as of September 23, 2020, by and among Acreage Finance Delaware, LLC, Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC, Thames Valley Apothecary, LLC, and IP Investment Company, LLC.

10.4*	Amendment to Warrant Indenture, dated as of September 23, 2020, by and between Acreage and Odyssey Trust Company.

*            Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

/s/ Glen Leibowitz
Date: September 28, 2020	Glen Leibowitz
Chief Financial Officer